 As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Ceragon Networks Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Uri Ariav St., Bldg. A (7th Floor)
PO Box 112,
Rosh Ha’Ayin, Israel, 4810002
(+972) 3-543-1369
(Address and telephone number of registrant’s principal executive offices)
___________________

Ceragon Networks, Inc.
3801 E. Plano Parkway
Suite 400
Plano TX 75074
(Name, address, and telephone number of agent for service)
___________________

Copies to:

Todd E. Lenson, Esq. Herbert Smith Freehills Kramer (US) LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9216 Fax: 212-715-8216	Maya Koubi Bara-nes, Adv. Shibolet & Co., Law Firm Tou Towers, Yitzhak Sadeh 4 Tel Aviv-Yafo 6777504, Israel Tel: +972-3-307-5000 Fax: +972-3-777-8444	Hadar Vismunski Weinberg, Adv. 3 Uri Ariav St., Bldg. A, (7th Floor) PO Box 112 Rosh Ha’Ayin, Israel, 4810002 Tel: +972-3-543-1369 Fax: +972-3-543-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 7, 2026

Prospectus

$250,000,000
Ordinary Shares
Rights
Warrants
Debt Securities
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, rights, warrants, debt securities and units having an aggregate offering price of up to $250,000,000.  The securities may be sold directly by us to investors, through agents designated from time to time, through underwriters or dealers, or through a combination of such methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered.  Any prospectus supplement may also add, update or change information contained in the prospectus.  You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “CRNT”.  The closing sale price of our ordinary shares on the Nasdaq Global Select Market on May 6, 2026 was $2.65 per share.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $250,000,000 in the aggregate of our ordinary shares, rights, warrants, debt securities or units, or combinations thereof, in one or more offerings.  We will refer to our ordinary shares, rights, warrants, debt securities and units collectively as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the securities, the specific amounts, prices and terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission.  For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Securities and Exchange Commission as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Ceragon,” “Company,” “we,” “our,” “us” and similar terms, refer to Ceragon Networks Ltd. and our wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT CERAGON NETWORKS LTD.
Overview

We are a leading wireless transport specialist company, providing innovative high-capacity wireless connectivity solutions to global markets across various industries, such as wireless (mobile) networks service providers and private networks.

Wireless transport is a means for connecting mobile and fixed network sites (e.g. cellular base stations in various architectures) to the rest of the network. It carries information to and from the cellular base stations. It is used as high-speed connectivity to telecom sites, typically when fiber optics wireline connectivity is not available and for its backup, or where and when rapid deployment is required.

Ceragon’s innovative technology of compact multi-core all-outdoor and Split-Mount wireless backhaul solutions, assisted in positioning Ceragon as a leader in the global wireless transport market, and we expect that it would have potentially positioned us to benefit from new wireless generation technologies/deployments such as the current 5G.

In preparation for the transition from 4G to 5G technologies, we have begun planning the roll-out of new 5G-supporting products. In 2019, we introduced the market-first “disaggregated wireless transport” architecture, which allows operators to significantly simplify 5G network deployment and maintenance, as well as reduce of capital and operating expenses. We have invested in a new chipset which incorporates multi-cores to be incorporated into products launched in 2025 and onwards. The first new incorporated product is IP-100E which was launched in 2025.

The term ‘wireless transport’ refers to various types of network connectivity signaling and network protocols which vary in speeds and include (i) backhaul - used in 4G, 5G and earlier generations of mobile networks to send data packets between the network and the base-stations and between the base-stations to other network elements, and (ii) fronthaul - used in 4G and 5G networks to send radio signal values between building blocks of the base station, which can be separated from another across geographic site locations to achieve network efficiencies in some network scenarios.

Wireless transport offers network operators a cost-efficient alternative to wire-line connectivity between network nodes at different sites, mainly fiber optics. Support for high broadband speeds and very large numbers of devices, means that all value-added services can be supported, while the high reliability of wireless systems provide for lower maintenance costs. Because they require no trenching, wireless transport links can also be set up much faster and at a fraction of the cost of fiber solutions. On the customer’s side, this translates into an increase in operational efficiency and faster time-to-market, as well as a shorter timetable to achieving new revenue streams.

 We provide wireless transport solutions and services that enable cellular operators, other service providers and private networks to build new networks and evolve networks towards 4G and 5G services. The services provided over these networks are: voice, mobile and fixed broadband, multimedia, Industrial/Machine-to-Machine (M2M), Internet of Things (IoT) connectivity and other mission critical services. We also provide our solutions for wireless transport to other vertical markets such as Internet service providers, public safety, municipalities, government, utilities, oil and gas, defense, smart cities, as well as maritime communications and broadcasters. Our wireless transport solutions use microwave and millimeter-wave radio technologies to transfer large amounts of telecommunication traffic between wireless 5G, 4G, 3G and other cellular base station technologies (distributed, or centralized with dispersed remote radio heads) and the core of the service provider’s network. We follow industry consortiums of companies, which attempt to better define future technologies in ICT (Information and Communication Technologies) markets, such as Open Networking Foundation (ONF), Metro Ethernet Forum (MEF), European Telecommunications Standards Institute (ETSI), Telecom Infra Project (TIP) and others, and when it is relevant, we take part in industry processes and standards setting.

In addition to providing our solutions, we also offer our customers a comprehensive set of turn-key services, including advanced network and radio planning, site survey, solutions development, network rollout, maintenance, wireless transport network audit and optimization, and training. To enable delivery of turn-key solutions to our customers, in addition to providing roll-out services, we have partnered with other third-party providers of technologies complementary to our own. Our offering includes technologies such as: Unlicensed Point-to-Point, Private Long-Term Evolution (LTE), Private 5G, Licensed/unlicensed Point-to-Multipoint, Internet Protocol/Multi-Protocol label Switching (IP/MPLS) SW and/or white boxes and many others. This allows us to better cover our customers’ end-to-end needs and increases the level of stickiness with these customers. Our services include powerful project management tools such as our “InSide Software” tool that streamline deployments of complex wireless networks, thereby reducing time and costs associated with network set-up and allowing a fast time-to-revenue. Our experienced teams can deploy hundreds of wireless transport links every week, and our rollout project track record includes hundreds of thousands of links already installed and operational with a variety of industry-leading operators.

Designed for any network scenario, including risk-free flexible migration from current and legacy network technologies and architectures to evolving standards and network transport scenarios, our solutions provide ultra-high-speed connectivity at any distance, be it a few kilometers or tens of kilometers, and even longer, over any available spectrum (or combinations of available spectrum bands) and in any site and network architecture. Our solutions support all wireless access technologies, including 5G-NR NSA, 5G-NR SALTE, HSPA, EV-DO, CDMA, W-CDMA, WIFI and GSM as well as Tetra, P.25 and LMR for critical communications. These solutions allow wireless service providers to cost-effectively and seamlessly evolve their networks from a monolithic base-station architecture to an open radio access network (RAN) architecture, utilizing vertical and horizontal disaggregation, allowing them extra flexibility, scalability and efficiency, thereby meeting the increasing demand of a growing number of connections of any type for consumers and enterprises with growing needs for mobile and other multimedia services, and a growing number of machines or IoT devices such as street surveillance devices or meters.

We also provide our solutions to other non-carrier vertical markets (private networks) such as oil and gas companies, public safety organizations, businesses and public institutions, broadcasters, municipalities, energy utilities, defense, smart cities and others that operate their own private communications networks. Our solutions are deployed by more than 600 service providers of all sizes, as well as in more than 1,600 private networks, in more than approximately 130 countries.

The acquired portfolio of products of Siklu is widely deployed in Fixed Wireless Access applications, addressing the needs of Telecom Service Providers delivering Internet access to commercial properties or business campuses as well as to private homes, apartment building and/or gated communities. Additionally, these solutions address the growing Smart City application, connecting wirelessly the many properties and assets of the cities (e.g CCTV cameras for security, traffic or parking management, Wi-Fi Access points, or IOT sensors). Thus, a new range of integrated services is available to the residents, the visitors and to organizations addressing this market.

In January 2025 we acquired by merger End 2 End Technologies LLC. (“E2E”) to further expand our offering to private networks. E2E provides a full end-to-end solution for private networks, primarily serving customers in Oil and Gas, Utilities and industrial verticals. E2E is essentially a systems integration company that designs, deploys and manages connectivity solutions to its customers as well as other related devices. In addition, E2E has developed a software solution to help manage the customers’ networks and monitor certain operational and business-related metrics. Except for this proprietary software, E2E provides products to its customers sourced from its ecosystem of vendors.

Corporate Information

We were incorporated under the laws of the State of Israel on July 23, 1996 as Giganet Ltd. We changed our name to Ceragon Networks Ltd. on August 22, 2000. We operate under the Companies Law, our registered office is located at 3 Uri Ariav St., Bldg. A (7th Floor), PO Box 112, Rosh Ha’Ayin, Israel, 4810002, and our telephone number is +972-3-543-1000. Our U.S. subsidiary and North American headquarters, Ceragon Networks, Inc., is located at 3801 E. Plano Parkway, Suite 400, Plano TX 75074 and the telephone number is (201) 845-6955. Ceragon’s Internet address is www.ceragon.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We have based these forward-looking statements on our current expectations and projections about future events.

Forward-looking statements can be identified by the use of terminology such as “may,” “will,” “assume,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “potential,” “possible,” “intend,” and similar expressions or negatives of those expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future expectations, plans and events, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, projections of results of operations or of financial condition, are “forward-looking statements”.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict, and they involve known and unknown risks and uncertainties that may cause our the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in supplements to this prospectus under the caption "Risk Factors," as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions "Risk Factors" and "Operating and Financial Review and Prospects," and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our Reports of Foreign Private Issuer on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $250,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus. We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF ORDINARY SHARES

The primary trading market for our ordinary shares is the Nasdaq Global Market, where our ordinary shares are listed and traded under the symbol "CRNT".

As of May 5, 2026, 90,893,695 Ordinary Shares were issued and outstanding (this amount does not include 3,481,523 ordinary shares held by the Company as treasury shares). A description of our ordinary shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which description is incorporated herein by reference.

DESCRIPTION OF RIGHTS
General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. No such agent will assume any obligation or relationship of agency or trust with any of the holders of the rights.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate being properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture with the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.  We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax and Israeli tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights, warrants or debt securities or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, rights, warrants and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if none are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or a in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with any transaction involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward payment of certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

EXPENSES

The following table sets forth the estimated fees and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the Commission registration fee.

SEC registration fee		$13,810
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

* These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in each applicable prospectus supplement for the offering of our securities under this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Shibolet & Co., Tel Aviv, Israel.  Certain legal matters with respect to New York law, the validity of the debt securities under New York law, and U.S. federal securities law will be passed upon for us by Herbert Smith Freehills Kramer (US) LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Ceragon Networks Ltd. appearing in Ceragon Networks Ltd.'s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of Ceragon Networks Ltd.'s internal control over financial reporting as of December 31, 2025 have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and transactions in our equity securities by our officers and directors are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act.

In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports of Foreign Private Issuer on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we distribute, or that is required to be distributed by us, to our shareholders.

The Commission maintains a website that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the Commission through our website at http://www.ceragon.com. The information contained on, or linked from our website, does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit or document for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. The documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is terminated comprise the incorporated documents:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025; and

•
the description of our ordinary shares (i) contained in Amendment No. 2 to our Registration Statement on Form F-1 (File No. 333-12312), originally filed with the Commission on August 3, 2000, as updated by (ii) Exhibit 2.1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and any amendment or report filed for the purpose of further updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports of Foreign Private Issuer on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such information which are not specifically incorporated by reference into such information, upon written or oral request at no charge to the requester.  Please direct your written or telephone requests to us at Ceragon Networks Ltd., 3 Uri Ariav st., Bldg. A (7th Floor), PO Box 112, Rosh Ha’Ayin, Israel, 4810002. Tel.: (+972) 3-543-1369, Attention: Chief Financial Officer.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon our directors and officers, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, all of our directors and almost all of our executives and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors or officers not residing in the United States, may not be collectible within the United States. It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. final judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, and including a judgment for the payment of compensation or damages in a non-civil matter, provided that:

•	the judgment was given by a court which was, according to the laws of the state of the court, competent to give it;

•	the judgment is executory in the state in which it was given;

•	the judgment is no longer appealable;

•	the judgment was not given by a court that is not competent to do so under the rules of private international law applicable in Israel;

•	there has been due process;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court or tribunal at the time the lawsuit is instituted in the U.S. court.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange that applies on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

$250,000,000
Ordinary Shares
Rights
Warrants
Debt Securities
Units

PROSPECTUS

                      , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Our Articles of Association allow the Company to indemnify and insure its office holders to the fullest extent permitted by law.  The indemnification letters that are granted to each of the Company’s present and future office holders cover exemption from, indemnification and insurance of certain liabilities imposed under the Israeli Companies Law, 1999, or the “Companies Law”, and the Israeli Securities Law, 1968, or the “Securities Law”.

Our Articles of Association provide that, subject to the provisions of the Companies Law, we may:

(1)          Obtain insurance for our office holders for liability for an act performed in their respective capacities as an office holder with respect to:

•	a breach of the duty of care to us or to another person;

•	a breach of duty of loyalty to us, provided that the officer acted in good faith and had reasonable grounds to assume that the act would not prejudice our interests;

•	monetary liabilities or obligations imposed upon him or her in favor of another person; and/or

•	any other event, occurrence or circumstance in respect of which we may lawfully insure an office holder.

Without derogating from the aforementioned, subject to the provisions of the Companies Law and the Securities Law, we may also enter into a contract to insure an office holder in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Securities Law.

(2)          Undertake to indemnify our office holders or indemnify an office holder for an obligation or expense specified below, imposed on or incurred by the office holder in respect of an act or omission performed in his or her capacity as an office holder, as follows: a financial liability imposed on him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court, reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority which concluded without the filing of an indictment against him and without the imposition of any financial liability in lieu of criminal proceedings, or which concluded without the filing of an indictment against him but with the imposition of a financial liability in lieu of criminal proceedings concerning a criminal offense that does not require proof of criminal intent or in connection with a financial sanction (the phrases “proceeding concluded without the filing of an indictment” and “financial liability in lieu of criminal proceeding” shall have the meaning ascribed to such phrases in section 260(a)(1a) of the Companies Law), reasonable litigation expenses, including attorneys’ fees, expended by an office holder or charged to the office holder by a court, in a proceeding instituted against the office holder by the Company or on its behalf or by another person, or in a criminal charge from which the office holder was acquitted, or in a criminal proceeding in which the office holder was convicted of an offense that does not require proof of criminal intent, expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or payment required to be made to an injured party, pursuant to certain provisions of the Securities Law and/or any other event, occurrence or circumstance in respect of which we may lawfully indemnify an office holder.  In addition, we may undertake to indemnify an office holder as aforesaid: (a) prospectively, provided that, in respect of the first act (financial liability) the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the indemnification undertaking; and (b) retroactively.

We may exempt, in advance, an office holder from all or part of such officer’s liability for damages occurring as a result of a breach of the duty of care (except in connection with distributions), to the fullest extent permitted by law. We may also approve an action taken by the office holder performed in breach of the duty of loyalty, if the office holder acted in good faith, the action does not adversely affect us and the office holder has disclosed to our board of directors any personal interest in the action.

Notwithstanding the foregoing, we may not insure, indemnify or exempt an office holder for any (i) breach of the duty of loyalty, except that the company may enter into an insurance contract or indemnify an office holder if the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (ii) a breach of his or her duty of care if the act was committed recklessly or with intent, but not if the breach was merely negligent; (iii) act or omission committed with the intent to realize illegal personal gain; or (iv) fine, financial sanction or monetary settlement in lieu of criminal proceedings imposed on such office holder.

As required under Israeli law, our Compensation Committee and, to the extent required under Israeli law, our Board of Directors and our shareholders have approved the indemnification and insurance of our office holders, as well as the resolutions necessary both to (i) exempt our office holders in advance from any liability for damages arising from a breach of their duty of care to us, to the fullest extent permitted by law, and (ii) to provide them with the indemnification, undertakings and insurance coverage they have received from us in accordance with our Articles of Association.

Item 9.  Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
4.1	Articles of Association, as amended and restated on May 23, 2024 (incorporated herein by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2025)
4.2	Form of Warrant Agreement (1)
4.3	Form of Warrant Certificate (1)
4.4	Form of Rights Agreement (1)
4.5	Form of Indenture (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-3 (File No. 333-237809))
4.6	Form of Debt Security (1)
4.7	Form of Unit Agreement (1)
5.1	Opinion of Shibolet & Co., Law Firm
5.2	Opinion of Herbert Smith Freehills Kramer LLP
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
23.3	Consent of Herbert Smith Freehills Kramer LLP (included in the Exhibit 5.2)
24	Power of Attorney (included on the signature page)
25.1	Statement of Eligibility of Trustee Under Indenture (2)
107	Calculation of Filing Fee Tables

(1) To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference.

(2) Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’Ayin, State of Israel, on May 7, 2026.

CERAGON NETWORKS LTD. By: /s/ Doron Arazi Name: Doron Arazi Title: Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of Ceragon Networks Ltd, an Israeli corporation, do hereby constitute and appoint Doron Arazi, Chief Executive Officer, Ronen Stein, Chief Financial Officer, and Hadar Vismunski Weinberg, General Counsel, and each of them individually, with full powers of substitution and re substitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms what said attorneys and agents shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Doron Arazi	Chief Executive Officer	May 7, 2026
Doron Arazi	(Principal Executive Officer)

/s/ Ronen Stein	Chief Financial Officer	May 7, 2026
Ronen Stein	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ilan Rosen	Director, Chairman of the Board	May 7, 2026
Ilan Rosen

/s/ Shlomo Liran	Director	May 7, 2026
Shlomo Liran

/s/ Rami Hadar	Director	May 7, 2026
Rami Hadar

/s/ Efrat Makov	Director	May 7, 2026
Efrat Makov

/s/ Yael Shaham	Director	May 7, 2026
Yael Shaham

/s/ David Ripstein	Director	May 7, 2026
David Ripstein

/s/ Robert Wadsworth	Director	May 7, 2026
Robert Wadsworth

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Ceragon Networks Ltd. in the United States, on May 7, 2026.

CERAGON NETWORKS LTD. By: /s/ Doron Arazi Name: Doron Arazi Title: Chief Executive Officer